Exhibit 10.22
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SECOND AMENDMENT TO
PERMITTING AND RECLAMATION PLAN SETTLEMENT
 AGREEMENT FOR THE STATE OF WEST VIRGINIA
THIS AMENDMENT (this "Second Amendment") is made and entered into as of October 23, 2017, by and among ANR, Inc., on behalf of itself and its affiliates (“ANR”), and the West Virginia Department of Environmental Protection (the "Department" and, collectively with ANR, the "Parties").
WHEREAS, the Parties herein and others previously entered into a Permitting and Reclamation Plan Settlement Agreement for the State of West Virginia dated July 12, 2016, as previously amended pursuant to an Amendment dated as of July 25, 2016 (as so amended, the “Settlement Agreement” and as further amended hereby the “Amended Settlement Agreement”);
WHEREAS, the Settlement Agreement defined the terms and framework for bonding and accomplishing mine land reclamation and associated environmental restoration in West Virginia on mining complexes operated under permits previously issued to ANR and its subsidiaries by the Department (the “West Virginia Permits”);
WHEREAS, Exhibit A sets forth all of the West Virginia Permits currently in the name of ANR;
WHEREAS, the West Virginia Permits includes Active Sites, Inactive Sites, Not Started Sites and Reclaim-Only Sites, as those terms were defined by the Settlement Agreement;
WHEREAS, the Settlement Agreement required ANR to provide Penal Bonds for the Reclaim-Only Sites by specified deadlines;
WHEREAS, concurrently herewith, ANR is entering into a transaction (the “Sale Transaction”) to sell and transfer the permits associated with the majority of the Reclaim-Only Sites to a third party (the “Purchaser”);
WHEREAS, ANR will retain certain mining permits (the “Retained Permits”), including but not limited to certain Reclaim-Only Sites (the “Retained Reclaim-Only Sites”):
WHEREAS, Exhibit B hereto lists each of the Retained Permits (it being understood that the Retained Permits shall include any and all permits that remain in the name of ANR or its subsidiaries and affiliates on the Effective Date (as hereinafter defined) other than the Transfer Pending Permits (as hereinafter defined) identified on Exhibit C hereto) and identifies each of the Retained Reclaim-Only Sites;
WHEREAS, ANR has separately entered into other transactions to sell and transfer other permits to other purchasers for which transfer applications or other acceptable paperwork have been submitted to the Department (“Transfer Pending Permits”);

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WHEREAS, Exhibit C hereto lists each of the Transfer Pending Permits and identifies which of those permits are Reclaim-Only Sites;
WHEREAS, the mining permits held by Rawl Sales and Processing Co., LLC (the “Rawl Permits”) were originally intended to be sold and transferred pursuant to the Sale Transaction, but were excluded from the Sale Transaction and will now be sold separately to an unaffiliated third-party after the close of the Sale Transaction and the date of this Second Amendment;
WHEREAS, Exhibit D hereto lists each of the Rawl Permits and identifies which of those permits are Reclaim-Only Sites; and
WHEREAS, the Parties wish to re-define certain terms for bonding and accomplishing mine land reclamation and associated environmental restoration on the Retained Reclaim-Only Sites from and after the Effective Date (as hereinafter defined).
NOW THEREFORE, in consideration of the foregoing, the execution and delivery of the Amended Reclamation Funding Agreement (as hereinafter defined), and the mutual covenants hereinafter set forth, the Parties hereto agree, as follows:
1.Definitions.
(a)    Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Settlement Agreement.
(b)    In addition to the terms defined elsewhere in this Second Amendment, the terms below have the following meanings herein:
(1)"Amended Reclamation Funding Agreement" means the agreement, substantially in the form attached hereto as Exhibit E, by and among ANR, the Purchaser, Contura, and the appropriate regulatory agencies of each of the States of Illinois, Tennessee (as administered by OSMRE) and West Virginia and the Commonwealths of Kentucky and Virginia.
(2)"Effective Date" means the date upon which this Second Amendment becomes effective in accordance with its terms.
(3)"Event of Default" has the meaning ascribed to it in Section 7(a) hereof.
(4) “Reclamation Funding Agreement” means the July 12, 2016 agreement by and among ANR, Contura and the appropriate regulatory agencies of each of the States of Illinois, Tennessee (as administrated by OSMRE) and West Virginia and the Commonwealths of Kentucky and Virginia.
(5)"Restricted Cash Accounts" means, collectively, the Restricted Cash Reclamation Account and the Water Treatment Restricted Cash Account.

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(6)"Restricted Cash Reclamation Account" means the separate interest bearing segregated deposit account for each of the Regulatory Authorities in which account each such respective Regulatory Authority holds a first priority security interest, perfected by "control" under the applicable Uniform Commercial Code.
(7)“Security Agreement” means the collateral security agreements and deed of trust, substantially in the forms attached hereto as Exhibit F.
(8)"Site Reclamation Agreement" means any Site Reclamation Agreement, as defined in Section 4(b)(i) hereof.
(9)"Water Treatment Restricted Cash Account" means the Water Treatment Restrict Cash Accounts established for each of the Regulatory Authorities pursuant to and in accordance with the Water Treatment Stipulation.
(10)“Water Treatment Stipulation” means the Stipulation Regarding Water Treatment Obligations dated as of July 12, 2016 by and among ANR, Contura, Citicorp North America, Inc., as Agent, and the United States Environmental Protection Agency.
2.    Bonding and Other Financial Assurance.
(a)Posting of Penal Bonds. On or before the closing date of the Sale Transaction, ANR shall post Surety Bonds with respect to all permits on all Retained Reclaim-Only Sites that are currently Self-Bonded. A schedule of the Retained Reclaim-Only Sites identifying those sites that are currently Self-Bonded is attached hereto as Exhibit B. To the extent that the Transfer Pending Permits listed in Exhibit C or the Rawl Permits listed in Exhibit D hereto are not ultimately sold and transferred, ANR shall also post Surety Bonds for those permits, to the extent those permits are Self-Bonded. This provision has no effect on ANR’s obligations to bond Active Sites, Inactive Sites, and Not-Started Sites under the Settlement Agreement.
(b)Financial Assurance.
(i)    On or before the closing of the Sale Transaction, ANR shall transfer its rights to the $24,000,000 Cash Bond to the Purchaser as described in Section 2(b)(1)(C) of the Amended Reclamation Funding Agreement.
(ii)    The mortgage in the office and associated real estate in Julian, WV, previously granted by ANR as a Collateral Bond to reduce its Self-Bonded liability, shall remain in place notwithstanding the elimination of ANR’s Self-Bonded liability through December 31, 2018 and secure ANR’s obligations under this Amended Settlement Agreement and the Amended Reclamation Funding Agreement.
(iii)    Upon the transfer to a third party(ies) of, or the posting by ANR of Surety Bonds for, all of the Transfer Pending Permits and Rawl Permits, the

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Department shall promptly return the $15,000,000 Letter of Credit posted by ANR pursuant to Section 3(c)(iii) of the Settlement Agreement.
(iv)    On or prior to the Effective Date, ANR shall execute and deliver the Security Agreement(s) to secure the payments required to be made by ANR under Sections 2(b)(2) and 2(b)(3) of the Amended Reclamation Funding Agreement. This Security Agreement(s) shall supersede and replace the Security Agreement delivered by ANR pursuant to Section 3(e)(iv) of the Settlement Agreement. The collateral to be encumbered by the Security Agreement(s) will be as follows:

a.
(x) Real property in West Virginia subject to a real property lease with annual minimum royalties, rents or any similar payment obligations, in excess of $1,000,000 in the most recently ended fiscal year, and (y) other real property in West Virginia subject to a real property lease and which is the subject of an active operation of ANR (the leases described in the foregoing clauses (x) and (y) collectively, “Leases”) to the extent granting a lien is not a breach of the Lease subject to the following terms and conditions: within 180 days after the date hereof, ANR will (1) deliver to the Department legal descriptions of such leased real property, and (2) for the Leases that prohibit the granting of a lien, use commercially reasonable efforts to obtain consent to grant the lien, provided that nothing herein shall be construed as requiring ANR to pay any sums to the applicable lessor (it being understood, for avoidance of doubt, that, without limiting the foregoing obligations of ANR, any failure to grant a security interest in any such leasehold interest as a result of failure to obtain a consent is not a default hereunder, and ANR will no longer be required to use commercially reasonable efforts to obtain such consent after the said 180-day period); and

b.	As extracted collateral related to the leased real property described in the foregoing clause (a).
3.Funding of the Restricted Cash Accounts. The funds in the Restricted Cash Accounts shall be transferred by ANR to the new Restricted Cash Accounts opened by Purchaser pursuant to the Amended Reclamation Funding Agreement and funded as provided by Sections 2 and 7 of the Amended Reclamation Funding Agreement.
4.West Virginia Reclamation Compliance.
(a)    Obligation to Complete Reclamation.
(i)    ANR reaffirms its obligations to Fully Reclaim all Retained Reclaim-Only Sites in accordance with the applicable permits and all applicable state and federal laws.

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(ii)    Reclamation of all Retained Reclaim-Only Sites shall be complete or current by July 26, 2026.
(b)    Reclamation Agreements.
(i)    To the extent necessary or appropriate, ANR and the Department shall negotiate in good faith and use reasonable best efforts to enter into site-specific reclamation agreements (collectively, the "Site Reclamation Agreements") with respect to any Retained Reclaim-Only Sites, subject to the Department's permit modification procedures.
(ii)    ANR and the Department shall negotiate in good faith and enter into such other consent orders as the Department shall deem necessary or appropriate to embody the terms of the Site Reclamation Agreements and the Amended Settlement Agreement.
(c)    Permit Transfers.
(i)    Within 30 days of the Effective Date, the Purchaser will submit to the Department complete and signed applications (along with payment of applicable transfer fees) for transfers of the permits subject to the Sale Transaction.
(ii)    The transfer applications will be advertised in accordance with, and otherwise comply with, applicable regulatory requirements.
(iii)    The Department shall expeditiously review the permit transfer applications and complete permit transfers to the Purchaser for the permits subject to the Sale Transaction.
(iv)    ANR shall respond expeditiously to any comments received on such applications.
(v)    The Parties agree to cooperate and work in good faith with each other such that all the permits subject to the Sale Transaction are transferred to the Purchaser expeditiously.
(d)    Consent Order. On the Effective Date, ANR and the Department shall enter into a Consent Order substantially in the form attached hereto as Exhibit G.
5.Termination of Contura Obligations. Because Contura has satisfied its obligations under the Settlement Agreement, and because this Amended Settlement Agreement relates solely to ANR’s obligations after the Effective Date, Contura’s obligations under the Settlement Agreement should be and are hereby terminated and Contura shall not be a party to or have obligations under this Amended Settlement Agreement.

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6.Releases. The releases provided by Section 8 of the Settlement Agreement remain in full force and effect.
7.Events of Default.
(a)    Each of the following shall constitute an Event of Default under this Agreement:
(i)    ANR fails to make any payment under and in accordance with Section 2 or 7 of the Amended Reclamation Funding Agreement within ten days of its due date;
(ii)    ANR fails to perform its obligations under the Consent Order; or
(iii)    ANR fails to perform its obligations under the Amended Settlement Agreement or any Site Reclamation Agreement.
(b)    If an Event of Default occurs with respect to this Agreement, the Department may provide notice to ANR of such Event of Default (the "Notice of Payment Default"). For any Event of Default arising pursuant to Section 7(a)(ii) and (iii), ANR shall have until the date that is fifteen days from the date of their receipt of the Notice of Default (the " Cure Deadline") to cure such Event of Default.
(c)    Upon the occurrence of an Event of Default and during its continuation after the Cure Deadline, the Department may
(i)    terminate the Amended Settlement Agreement;
(ii)    draw down on any letter of credit or other collateral posted pursuant to the Amended Settlement Agreement; and/or
(iii)    take any other regulatory or enforcement action permitted by law, including but not limited to, list the applicable shareholders, directors, officers, employees or agents of ANR on the Applicant/Violator System.
(d)    The Department shall not be required upon the occurrence of an Event of Default to take any or all of the foregoing actions, and its failure to do so at any time shall not constitute a waiver on the part of the Department of any right to take any action upon the occurrence of any Event of Default.
(e)    Nothing in this Section shall be deemed or construed to limit or otherwise affect the authority or ability of the Department to issue notices of violation or cessation orders, revoke any permit, forfeit any bond or take any other regulatory action against the Purchaser, ANR, Contura, or any other person or entity or in respect of any permits or mining sites in the State, whether before, during or after the occurrence of an Event of Default or in the absence of an Event of Default.

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8.Conditions to Effectiveness. The following shall be conditions to the effectiveness of this Second Amendment:
(a)    the closing of the Sale Transaction shall have occurred on or before October 23, 2017;
(b)    the Amended Reclamation Funding Agreement shall have become effective in accordance with its terms;
(c)    ANR and Contura shall have timely performed all of their respective obligations under the Reclamation Funding Agreement through the Effective Date;
(d)    ANR shall have made all the payments and transfers required to be made on or before the Effective Date pursuant to the Amended Reclamation Funding Agreement;
(e)    ANR shall have executed and delivered to the Department the Security Agreement(s);
(f)    the reclamation agreement between the Purchaser and the Department shall have become effective in accordance with its terms; and
(g)    the Purchaser shall have posted Surety Bonds, acceptable in form and substance to the Department.
9.Representations and Warranties. ANR represents and warrants that:
(a)    Exhibit A sets forth all of the mining and related permits it currently holds in the State of West Virginia and any applicable NPDES permits;
(b)    Exhibit B sets forth all of the West Virginia permits ANR will retain after consummation of the Sale Transaction and any applicable NPDES permits; and
(c)    Exhibit C sets forth all permits that are currently the subject of pending transfer applications with other purchasers (the “Transfer Pending Permits”).
10.Attorneys’ Fees and Costs. ANR (and not the Transferee) shall pay all reasonable legal fees and other costs incurred by the Department in connection with the transactions contemplated in connection with the Sale Transaction, this Second Amendment, the Amended Settlement Agreement, the Amended Reclamation Funding Agreement, the transfer of the permits subject to the Sale Transaction, and the negotiation and documentation of the reclamation agreement with the Purchaser.
11.Construction. Nothing in this Agreement shall be construed as limiting or interfering with the Department’s exercise of discretion with respect to approving any permit transfer or other required regulatory approval or alter or affect the obligations of ANR or any of their successors or assigns, as the case may be, to perform or complete reclamation, mitigation and water

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treatment of all of its or their respective permitted sites in accordance with any applicable law, consent decree or other agreement.
12.Successors and Assigns. The provisions of this Second Amendment and the Amended Settlement Agreement shall be binding on the Parties and their successors and assigns, as applicable, and shall inure to the benefit of the Parties and their successors and assigns.
13.Entire Agreement. This Second Amendment, together with all documents and other agreements referenced herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and there are no representations, understandings, or agreements relative hereto which are not fully expressed herein or therein.
14.Governing Law. The Amended Settlement Agreement shall be governed by and construed under the laws of the State without regard for the conflict of laws provisions thereof.
15.Authority and Validity. Each Party otherwise represents, warrants and acknowledges, as of the Effective Date that: (a) it has all the requisite authority (i) to execute and deliver this Second Amendment and the other documents and instruments contemplated hereby, to which it is contemplated to be a party, (ii) to perform its obligations under this Second Amendment and the other documents and instruments contemplated hereby to which it is contemplated to be a party and (iii) to consummate the transactions contemplated herein and therein; (b) such Party's execution and delivery of, and performance under, this Second Amendment and the other documents and instruments contemplated hereby to which it is contemplated to be a party and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action, and no other action or proceeding is necessary to authorize and approve this Second Amendment or the other documents and instruments contemplated hereby to which it is contemplated to be a party or any of the transactions contemplated herein or therein; (c) this Second Amendment has been duly executed and delivered by such Party and constitutes a legal, valid and binding agreement by it, enforceable against it in accordance with the terms of this Second Amendment; and (d) the execution, delivery and performance by such Party (when such performance is due) of this Second Amendment does not and shall not (i) violate any provision of law, rule or regulation applicable to it or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.
16.No Reliance. Each Party represents and warrants that in entering into this Second Amendment it is relying on its own judgment, belief and knowledge and, as applicable, on that of any attorney it has retained to represent it in this matter. In entering into this Second Amendment, no Party is relying on any representation or statement made by any other Party or any person representing such other Party.
17.Modification or Amendment. The Amended Settlement Agreement may be modified or amended only by written agreement executed by each of the Parties.
18.Further Assurances. From and after the Effective Date, each of the Parties agrees to use their respective commercially reasonable efforts to execute or cause to be executed and deliver or cause to be delivered all such agreements, instruments and documents and take or cause to be

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taken all such further actions as may reasonably be necessary from time to time to carry out the intent and purpose of the Amended Settlement Agreement and to consummate the transactions contemplated hereby and thereby.
19.Construction. This Second Amendment has been drafted through a cooperative effort of all Parties, and none of the Parties shall be considered the drafter of this Second Amendment so as to give rise to any presumption of convention regarding construction of this document. All terms of this Second Amendment were negotiated at arms'-length, and this Second Amendment was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the other.
20.Headings. Titles and headings in this Second Amendment are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Second Amendment.
21.Execution in Counterpart. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the Parties to this Second Amendment may be transmitted by facsimile or by electronic mail, and such transmission will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.
22.Severability. If any provision of this Second Amendment is determined to be prohibited or unenforceable, then such provision shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
23.Termination. This Agreement shall terminate upon the later of:
(a)    the completion of ANR’s funding obligations pursuant to Sections 2 and 7 of the Amended Reclamation Funding Agreement; and
(b)    the completion of ANR’s obligations to achieve reclamation of its then-remaining Retained Reclaim-Only Sites as provided in Section 4(a)(ii) herein; or
(c)    the approved transfer of ANR’s then-remaining Retained Reclaim-Only Sites by a purchaser that assumes, and has the ability to perform as determined by the Department, reclamation of such sites as provided in Section 4(a)(ii) herein.
(Remainder of Page Intentionally Blank; Signatures to Follow)

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the date set forth above.

ANR, INC.., on behalf of itself and its affiliates	WEST VIRGINIA DEPARTMENT OF ENVIRONMENTAL PROTECTION

/s/ Andrew B. McCallister	/s/ Kristin A. Boggs
By: Andrew B. McCallister	By: Kristin A. Boggs
Its: Senior Vice President, General Counsel and Secretary	Its: General Counsel

Acknowledged and Agreed as to Section 5 only CONTURA ENERGY, INC.

/s/ Mark Manno
By: Mark Manno
Its: EVP, General Counsel, Secretary & CPO